Exhibit 99.(j).(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references under the headings “Glossary”, “Non-Public Portfolio Holdings Information”, "Independent Registered Public Accounting Firm" and "Financial Statements" in this Registration Statement on Form N-1A of Virtus Retirement Trust.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

January 8, 2016